RESTATED BYLAWS

                                       OF

                            BELL BROADCASTING COMPANY

                          ----------------------------

                           Amended as of May 11, 1993


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                                TABLE OF CONTENTS

                                      page

I.   OFFICES

     1.01 Principal Offices .................................................. 1
     1.02 Other Offices ...................................................... 1

II.  SEAL

     2.01 Seal................................................................ 1

III. CAPITAL STOCK

     3.01 Issuance of Shares ................................................. 1
     3.02 Certificates for Shares ............................................ 1
     3.03 Transfer of Shares ................................................. 2
     3.04 Registered Shareholders ............................................ 2
     3.05 Lost or Destroyed Certificates ..................................... 2

IV.  SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

     4.01 Place of Meetings .................................................. 2
     4.02 Annual Meeting ..................................................... 2
     4.03 Special Meetings ................................................... 2
     4.04 Notice of Meetings ................................................. 3
     4.05 Record Dates ....................................................... 3
     4.06 List of Shareholders ............................................... 3
     4.07 Quorum ............................................................. 3
     4.08 Proxies ............................................................ 4
     4.09 Voting ............................................................. 4
     4.10 Participation via Communications
           Equipment.......................................................... 4

V.   DIRECTORS AND MEETINGS OF DIRECTORS

     5.01 Number and Eligibility ............................................. 4
     5.02 Election, Resignation and Removal .................................. 4
     5.03 Vacancies .......................................................... 5
     5.04 Annual Meeting ..................................................... 5
     5.05 Regular and Special Meetings ....................................... 5
     5.06 Notices ............................................................ 5
     5.07 Quorum and Voting .................................................. 5
     5.08 Participation via Communications
             Equipment ....................................................... 5
     5.09 Committees ......................................................... 6
     5.10 Dissents ........................................................... 6
     5.11 Compensation and Expense Reimbursement ............................. 6
     5.12 Certain Corporate Actions .......................................... 6

                                       (i)


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VI.  NOTICES, WAIVERS OF NOTICE, AND MANNER OF ACTING

     6.01 Notices ............................................................ 7
     6.02 Waiver of Notice ................................................... 8
     6.03 Action Without a Meeting ........................................... 8

VII. OFFICERS

     7.01 Number ............................................................. 8
     7.02 Term of Office, Resignation and Removal ............................ 8
     7.03 Vacancies .......................................................... 8
     7.04 Authority .......................................................... 9

VIII. DUTIES OF OFFICERS

     8.01 Chairman of the Board .............................................. 9
     8.02 President .......................................................... 9
     8.03 Vice Presidents .................................................... 9
     8.04 Secretary .......................................................... 9
     8.05 Treasurer...........................................................10
     8.06 Assistant Secretaries and Treasurers............................... 10

IX.  SPECIAL CORPORATE ACTS

     9.01 Orders for Payment of Money ........................................10
     9.02 Contracts and Conveyances ..........................................10

X.   BOOKS AND RECORDS

     10.01 Maintenance of Books and Records ..................................10
     10.02 Reliance on Books and Records .....................................11

XI.  INDEMNIFICATION

     11.01 Non-Derivative Actions ............................................11
     11.02 Derivative Actions ................................................12
     11.03 Expenses of Successful Defense ....................................12
     11.04 Definition ........................................................12
     11.05 Contract Right; Limitation on Indemnity ...........................12
     11.06 Determination that Indemnification is Proper ......................13
     11.07 Proportionate Indemnity ...........................................13
     11.08 Expense Advance ...................................................13
     11.09 Non-Exclusivity of Rights .........................................14
     11.10 Indemnification of Employees and Agents
               of the Corporation ............................................14
     11.11 Former Directors and Officers .....................................14
     11.12 Insurance .........................................................14
     11.13 Changes in Michigan Law ...........................................14
     11.14 Amendment or Repeal of Article XI .................................14

XII. AMENDMENTS

     12.01 Amendments ........................................................15

                                      (ii)


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                                 RESTATED BYLAWS

                                       of

                            BELL BROADCASTING COMPANY

                          (amended as of May 11, 1993)

                                    ARTICLE I
                                     OFFICES

         1.01 Principal Office. The principle office of the corporation shall be at such place within the State of Michigan as the Board of Directors shall determine from time to time.

         1.02 Other Offices. The corporation also may have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.

                                   ARTICLE II
                                      SEAL

         2.01 Seal. The corporation may, but is not required to, have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.

                                   ARTICLE III
                                  CAPITAL STOCK

         3.01 Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the Articles of Incorporation and any requirements of the laws of the State of Michigan.

         3.02 Certificates for Shares. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, President or a Vice President and also may be signed by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Michigan, the name of the person to whom it is issued, the number and class of shares, and the designation of the series, if any, which the certificate represents, and such other provisions as may be required by the laws of the State of Michigan.

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         3.03  Transfer  of  Shares.  The  shares  of the  capital  stock of the corporation are transferable only on the books of the corporation upon surrender
of  the  certificate   therefor,   properly  endorsed  for  transfer,   and  the
presentation of such evidences of ownership and validity of the assignment as the corporation may require.

         3.04 Registered Shareholders. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, merger, plan of share exchange, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest is such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

         3.05 Lost or Destroyed Certificates. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve.

                                   ARTICLE IV
                   SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

         4.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

         4.02 Annual Meeting. The annual meeting of the shareholders of the corporation shall be held in the fifth calendar month after the end of the corporation's fiscal year, or at such other date as the Board of Directors shall determine from time to time, and shall be held at such place and time of day as shall be determined by the Board of Directors from time to time. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

         4.03 Special Meetings. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board (if such office is filled) the President and shall be called by the President, Secretary or Assistant Secretary at the written request of shareholders holding a majority of the shares of stock of the corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

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         4.04  Notice of  Meetings.  Except as  otherwise  provided  by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

         4.05 Record Dates. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

         4.06 List of Shareholders. The Secretary of the Corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list: shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; shall be produced at the time and place of the meeting; shall be subject to inspection by any shareholder during the whole time of the meeting; and shall be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

         4.07 Quorum. Unless a greater or lesser quorum is required by the laws of the State of Michigan, the Articles of Incorporation, or these Bylaws, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of a majority of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in

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determining  the presence of a quorum of such class or series for transaction of such item of business.

         4.08 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder's authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

         4.09 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes may be cast orally or in writing, but f more than 25 shareholders of record are entitled to vote, then votes shall be cast in writing signed by the shareholder or the shareholder's proxy When an action, other than the election of directors, it to be taken by the vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by these Bylaws, the Articles of Incorporation, or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation or agreements among the shareholders, directors shall be elected by a plurality of the votes cast at any election.

         4.10 Participation via Communication Equipment. A shareholder may participate in a meeting of shareholders by means of conference telephone or similar communications equipment by means of which all person participating in the meeting can communicate with each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Participation in a meeting in this manner constitutes presence in person at the meeting.

                                    ARTICLE V
                                    DIRECTORS

         5.01 Number and Eligibility. The business and affairs of the corporation shall be managed by a Board comprised of not less than one (1) nor more than twenty-one (21) directors as shall be determined from time to time, and at any time, by the shareholders entitled to vote thereon. The directors need not be residents of Michigan or shareholders of the corporation.

         5.02 Election, Resignation and Removal. Directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified, or until the director's resignation or removal. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation. A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

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         5.03 Vacancies. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled only by the affirmative vote of holders of fifty-one percent (51%) of the shares of stock of the corporation issued and outstanding and entitled to vote on the election of directors. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

         5.04 Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.

         5.05 Regular and Special Meetings. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may form time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President, Secretary or Assistant Secretary upon the written request of any two directors.

         5.06 Notices. Seven (7) days' written notice shall be given for all meetings of the Board (including, annual, regular and special meetings) or any committees thereof, and such notice shall state the time, place and purpose or purposes of the meeting, except that no notice shall be required for adjourned meetings.

         5.07 Quorum and Voting. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts o the Board or of a committee, except as a larger vote may be required by the laws of the State of Michigan, by the Articles of Incorporation, or by these Bylaws.

         5.08 Participation via Communication Equipment. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

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         5.09 Committees.

              (a) Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint three or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the corporation, except that the committee shall not have power or authority to: (i) amend the Articles of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (iv) recommend to shareholders a dissolution of the corporation or revocation of a dissolution; (v) amend these Bylaws; (vi) fill vacancies in the Board; or (vii) unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock.


              (b) Other Committees. The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified members at any meeting thereof.

         5.10 Dissents. A directors who is present at a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which the director is a member, at which any such action is taken is presumed to have concurred in the action unless the directors files a written dissent with the Secretary of the corporation within a reasonable time after the director has knowledge of the Action.

         5.11 Compensation. The Board of Directors may establish reasonable compensation of directors for services to the corporation as directors or officers.

         5.12 Certain Corporate Actions. Notwithstanding any provision in these Bylaws to the contrary, approval of fifty-five (55%) of all of the Board of Directors shall be required to take the following actions:

              (a) Recommend that the shareholders consider the amendment of the corporation's Articles of Incorporation of Bylaws.

              (b)  Issue  any  additional   securities  (or  any  securities  or
obligations convertible into shares of stock) in the corporation or grant any option or other right to purchase stock (or any securities or obligations convertible into shares of stock) in the corporation.

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              (c) Merge or consolidate the corporation with another  corporation or entity, dissolve the corporation, sell or otherwise transfer all or substantially all of the assets of the corporation, or engage in any other transaction not in the ordinary course of business.

              (d) Redeem any securities of the corporation.

              (e) Enter into or amend any agreement (whether oral or written) material to the business and operations of the corporation.

              (f) Incur any indebtedness for borrowed money if the total outstanding indebtedness for borrowed money exceeds One Hundred Thousand Dollars ($100,000) or incur any indebtedness for borrowed money in excess of Three Hundred Thousand Dollars ($300.000) during any twelve (12) month period.

              (g) Commit to any contract that requires the corporation to pay or expend more than One Hundred Fifty Thousand Dollars ($150,000) during any twelve
(12) month period.

              (h) Appoint or remove the principal executive officer or the chief executive of the corporation, including, without limitation, the designation an officer to perform the duties and exercise the powers of the President in the absence or disability of the President pursuant to Section 8.02 hereof.

              (i) Form a subsidiary of the corporation, participate in a joint venture, or otherwise invest any of the corporation's monies or resources in any corporation, partnership, person, or other entity.

              (j) Appoint any committee of the Board of Directors.

              (k) Change the number of Directors constituting the Board of Directors.

              (l) Enter or amend any agreement (whether oral or written) between the corporation, on the one hand, and a director, officer, shareholder, employee or any of their family members or affiliates, on the other hand.

Except as provided in this Section 5.12, in the Articles of Incorporation, or in Michigan law, all other decisions of the Board of Directors shall be made according to the vote otherwise required in these Bylaws.

                                   ARTICLE VI
                NOTICES, WAIVERS OF NOTICE, AND MANNER OF ACTING

         6.01 Notices. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail, telecopy, telegram, radiogram or cablegram to any shareholder, director or committee member at his last address as it appears on the books of the

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corporation.  Such notice  shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.

         6.02 Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting of shareholders in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

              (a) In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented.

              (b) In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         6.03 Action Without a Meeting. Except as may be provided otherwise in the Articles of Incorporation for action to be taken by shareholders, any action required or permitted at any meeting of shareholders or directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders or directors or committee members entitled to vote thereon consent thereto in writing, before or after the action is taken.

                                   ARTICLE VII
                                    OFFICERS

         7.01 Number. The Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and may select a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be determined by the Board of Directors from time to time. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by one or more officers.

         7.02 Term of Office, Resignation and Removal. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer may resign by written notice to the corporation. the resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be

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removed by the Board with or without  cause.  The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

         7.03 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

         7.04 Authority. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.

                                  ARTICLE VIII
                               DUTIES OF OFFICERS

         8.01 Chairman of the Board. The Chairman of the Board, if such office is filled, shall be the chief corporate officer of the corporation. The Chairman of the Board shall perform such duties as the Board of Directors may from time to time prescribe, including, without limitation, presiding at meetings of the shareholders and of the Board of Directors.

         8.02 President. The President shall be the chief executive officer of the corporation. The President shall see that all orders and resolutions of the Board are carried into effect, shall have such duties as are set forth in these Bylaws, shall perform such other duties as the Board of Directors may from time to time determine prescribe, and shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including, without limitation, the authority to vote all securities of other corporations and business organizations which are held by the corporation. In the absence or disability of the Chairman of the Board or if that office is not filled, the President also shall perform the duties and execute the powers of the Chairman of the Board as set forth in these Bylaws. In the absence or disability of the President, the Board of Directors shall designate an officer to perform the duties and exercise the powers of the President.

         8.03 Vice Presidents. The Vice Presidents shall perform such duties as the Board of Directors and the President may from time to time prescribe.

         8.04 Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. In addition, the Secretary shall perform such other duties as the Board of Directors or the President may from time to time prescribe. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

         8.05 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. In addition, the Treasurer shall perform such other duties as the Board of Directors or the President may from time to time prescribe. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation is disapproved by the Board of Directors.

         8.06 Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in the event that the Secretary is absent, disabled or otherwise unavailable. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in the event that the Treasurer is absent, disabled or otherwise unavailable. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors and/or the President may prescribe from time to time.

                                   ARTICLE IX
                             SPECIAL CORPORATE ACTS

         9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         9.02 Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

                                    ARTICLE X
                                BOOKS AND RECORDS

         10.01 Maintenance of Books and Records. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

         10.02 Reliance on Books and Records. In discharging his or her duties, a director or an officer of the corporation, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

              (a) One or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.

              (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence.

              (c) A committee of the board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

         A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.01 Non-Derivative Actions. Subject to all of the other provisions of this Article XI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         11.02  Derivative  Actions.  Subject to all of the  provisions  of this
Article XI, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the corporation unless and only to which such person has been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

         11.03 Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.01 or 11.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 11.03.

         11.04 Definition. For the purposes of Sections 11.01 and 11.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner a person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of the corporation or its shareholders" as referred to in Sections 11.01 and 11.02.

         11.05 Contact Right; Limitation on Indemnity. The right to indemnification conferred in this Article XI shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the corporation as well as in such person's capacity as a director or officer. Except as provided in Section 11.03 of these Bylaws, the corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

         11.06 Determination That Indemnification is Proper. Any indemnification under Section 11.01 or 11.02 of these Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in
Section 11.01 or 11.02, whichever is applicable, and upon evaluation of the reasonableness of expenses and amount paid in settlement. Such determination and evaluation shall be made in any of the following ways:

              (a) By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding.

              (b) If the quorum described in clause (a) above is not obtainable, then by a majority vote of a committee of directors duly designated by the Board of Directors and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding.

              (c) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the board or its committee in the manner prescribed in subparagraph (a) or (b), or (ii) if a quorum of the board cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), by the board.

              (d) By the shareholders, but shares held by directors or officers who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

         11.07   Proportionate   Indemnity.   If  a  person   is   entitled   to
indemnification under Section 11.01 or 11.02 of these Bylaws for a portion of expense, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

         11.08 Expense Advance. The corporation may pay or reimburse the reasonable expenses incurred by a person referred to in Section 11.01 or 11.02 of these bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply: (a) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 11.01 or 11.02; (b) the person furnishes the corporation a written undertaking executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; (c) the authorization of payment is made in the manner specified in Section 11.06; and (d) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 11.01 or 11.02. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

         11.09 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

         11.10 Indemnification of Employees and Agents of the Corporation. the corporation may, to the extent authorized form time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

         11.11 Former Directors and Officers. The indemnification provided in this Article XI continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         11.12 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify the person against such liability under these Bylaws or the laws of the State of Michigan.

         11.13 Changes in Michigan Law. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of Article XI of these Bylaws, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the corporation to provide broader indemnification rights than such provisions permitted the corporation to provide prior to any such change. Subject to Section 11.14, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

         11.14 Amendment or Repeal of Article XI. No amendment or repeal of this
Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE XII
                                   AMENDMENTS

         12.01 Amendments. Unless otherwise provided herein, the Bylaws of the corporation may be amended, altered or repealed, in whole or in part, by the affirmative vote of holders of fifty-one percent (51%) of the shares of stock of the corporation issued and outstanding and entitled to vote. This Section 12.01 can be amended, altered or repealed only by the affirmative vote of holders of fifty-one percent (51%) of the share of stock of the corporation issued and outstanding and entitled to vote.

--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------

(FOR BUREAU USE ONLY)                                            DATE RECEIVED

                                             FILED               ---------------

                                                                 JUL 19 1991

                                             JUL 19 1991         ---------------

                                            ADMINISTRATOR
                              MICHIGAN DEPARTMENT OF COMMERCE    ---------------
                              CORPORATION & SECURITIES BUREAU

--------------------------------------------------------------------------------

                       RESTATED ARTICLES OF INCORPORATION

                                       Of

                            BELL BROADCASTING COMPANY

                          (Domestic Profit Corporation)


         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended,
the  undersigned   corporation  executes  the  following  Restated  Articles  of
Incorporation:

               1. The present name of the corporation is: BELL BROADCASTING COMPANY.

               2. The corporation identification number (CID) assigned by the Bureau is: 184-654.

               3. All former names of the corporation are: Radio Station WCHB of the Bell Broadcasting Company.

               4. The date of filing of the original Articles of Incorporation was: September 26, 1956; which Articles of Incorporation was: September 26, 1956; which Articles of Incorporation were subsequently amended by the filing of Amended Articles of Incorporation on November 19, 1956, by the filing of a Certificate of Amendment to the Articles of Incorporation on July 17, 1958, by the filing of a Certificate of Amendment of the Articles of Incorporation on July 16, 1968, by the filing of a Certificate of Amendment to the Articles of Incorporation on December 17, 1981, and by the filing of a Certificate of Amendment to the Articles of Incorporation on December 5, 1985.

         The following Restated Articles of Incorporation supersede the Articles of Incorporation, as amended, and shall be the Articles of Incorporation for the corporation:

                                    ARTICLE I
                                      NAME


The name of the corporation is BELL BROADCASTING COMPANY.

                                   ARTICLE II
                                     PURPOSE

         The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act, as amended (the "MCBA").

                                   ARTICLE III
                                AUTHORIZED SHARES

         The total authorized shares consists of one thousand (1,000) shares of Class A Common Stock and twenty-four thousand (24,000) shares of Class B Common Stock.

         Except for voting rights, the Class A Common Stock and the Class B Common Stock shall be equal in all respects.


         Except as expressly provided for in the MBCA, holders of the Class B Common Stock shall have no voting power on any matter and shall not be entitled to notices of or to participate in meetings of shareholders of the corporation for any purpose; all voting rights are vested exclusively in the Class A Common Stock.

                                   ARTICLE IV
                      REGISTERED OFFICE AND RESIDENT AGENT

         The address and mailing address of the registered office is 2994 East Grand Boulevard, Detroit, Michigan 48202.

         The name of the resident agent is Dr. Wendell Cox.

                                    ARTICLE V
                        LIMITATION OF DIRECTOR LIABILITY

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the MBCA; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring prior to the date of filing of these Restated Articles of Incorporation.

         If the MBCA hereafter is amended to authorize the further elimination of limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended MBCA.

         No amendment or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE VI
               COMPROMISE, ARRANGEMENT, OR PLAN OF REORGANIZATION


         Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state of Michigan may, on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs.

         If a majority in number, representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, agrees to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.

                                   ARTICLE VII
                CORPORATE ACTION WITHOUT MEETING OF SHAREHOLDERS

         Any action required or permitted by the MBCA to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. The written consents shall bear the date signature of each shareholder who signs the consent No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or dissent from a proposal without a meeting, written consent signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.


         Prompt notice to the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                               ------------------


         These Restated Articles of Incorporation were duly adopted on the 18th day of July, 1991, in accordance with the provisions of Section 642 of the MBCA and were duly adopted by the shareholders; the necessary number of shares as required by statute were voted in favor of these Restated Articles.


Signed this 18th day of July, 1991.

                                          By: /s/ MARY L. BELL
                                             -----------------------------------
                                             Mary L. Bell, President

RETURN DOCUMENT TO:

         J. Michael Bernard
         Dykema Gossett
         35th Floor, 400 Renaissance Center
         Detroit, Michigan 48243

NAME OF ORGANIZATION REMITTING FEES:

         Dykema Gossett

PREPARER'S NAME AND BUSINESS TELEPHONE NUMBER

         J. Michael Bernard
         (313) 568-5374

--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
DATE RECIEVED                                 (FOR BUREAU USE ONLY)
MAY 15 1991
----------------------------------
                                                       FILED

----------------------------------                 MAY 15 1991

NAME:       J. MICHAEL BERNARD                    ADMINISTRATOR
ADDRESS:    400 RENAISSANCE CENTER         MICHIGAN DEPARTMENT OF COMMERCE
            DYKEMA GOSSETT                 CORPORATION & SECURITIES BUREAU
            DETROIT, MICHIGAN 48243   EFFECTIVE DATE:

--------------------------------------------------------------------------------
DOCUMENT WILL BE RETURNED TO
NAME AND ADDRESS INDICATED ABOVE



            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        For Use By Domestic Corporations

                            BELL BROADCASTING COMPANY

         Pursuant to the provisions of Act 284, Public Action of 1972 (profit corporations), or Act 162, Public Actions of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

         1. The present name of the corporation is: Bell Broadcasting Company.

         2. The corporation identification number (CID) assigned by the Bureau is: 184-654.

         3. The location of its registered office: 2994 East Grand Boulevard, Detroit, Michigan 48202.

         4. Article III of the Articles of Incorporation is hereby deleted in its entirety and replaced by the following:

                                   ARTICLE III
                                AUTHORIZED SHARES

             The total authorized shares consists of eight hundred (800) shares of Class A Common Stock and twenty-four thousand (24,000) shares of Class B Common Stock.

             Except for voting rights, the Class A Common Stock and the Class B Common Stock shall be equal in all respects.

             Except as expressly provided for in the Michigan Business Corporation Act, as amended, holders of the Class B Common Stock shall have no voting power on any matter and shall not be entitled to notices of or to participate in meetings of shareholders of the corporation for any purpose; all voting rights are vested exclusively in the Class A Common Stock."

         5. The foregoing amendment to the Articles of Incorporation was duly adopted on the 12th day of May, 1992. The amendment was duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Michigan Business Corporation Act, as amended. Prompt written notice of the taking of the corporate action reflected herein shall be given to shareholders who have not consented in writing.

                                          Signed this 12 day of May, 1992.

                                          By: /s/  MARY L. BELL
                                             -----------------------------------
                                             Mary L. Bell, President




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


--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
DATE RECIEVED                                 (FOR BUREAU USE ONLY)
MAY 13 1993
----------------------------------
                                                       FILED

----------------------------------                 JUN 30 1993

NAME:       J. MICHAEL BERNARD                    ADMINISTRATOR
ADDRESS:    400 RENAISSANCE CENTER         MICHIGAN DEPARTMENT OF COMMERCE
            DYKEMA GOSSETT                 CORPORATION & SECURITIES BUREAU
            DETROIT, MICHIGAN 48243   EFFECTIVE DATE:

--------------------------------------------------------------------------------
DOCUMENT WILL BE RETURNED TO
NAME AND ADDRESS INDICATED ABOVE



            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        For Use By Domestic Corporations

                            BELL BROADCASTING COMPANY

         Pursuant to the provisions of Act 284, Public Action of 1972 (profit corporations), or Act 162, Public Actions of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:


         1. The present name of the corporation is BELL BROADCASTING COMPANY.

         2. The corporation identification number (CID) assigned by the Bureau is: 184-654.

         3. The location of its registered office is: 2994 East Grand Boulevard, Detroit, Michigan 48202.

         4. A new Article VIII is hereby added to the Articles of Incorporation as follows:

                                  ARTICLE VIII
                             DIRECTORS -- VACANCIES


              Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled only by the affirmative vote of holders of fifty-one percent (51%) of the shares of stock of the corporation issued and outstanding and entitled to vote on the election of directors. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date, by reason of a resignation effective a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs."

         5. The foregoing amendment to the Articles of Incorporation was duly adopted on the 11th day of May, 1993. The amendment was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders entitled to vote thereon and the necessary votes were cast in favor of the amendment.

                                      Signed this 11th day of May, 1993.
                                                 -----       ----
                                      By:        [SIG]
                                         ----------------------------------

                                      Its:      CHAIRMAN
                                          --------------------------------





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